SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2001


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
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(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)



Item 5.  Other Events

The following information is deemed by registrant to be of importance to security holders.

     (a) On August 2, 2001, our stockholders approved an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 8 million shares to 18 million shares.

     (b) On August 17, 2001, GSE filed the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State increasing the number of authorized shares of common stock to 18 million. This became effective on September 6, 2001.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

         (c) Exhibits

               10.1  Exhibit   Third   Amended  and  Restated   Certificate   of
          Incorporation of GSE Systems, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      GSE Systems, Inc.



Date: October 24, 2001                            By: /s/  Jeffery G. Hough